Exhibit 10.23

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of May 20, 2019 (the "Second Amendment Effective Date"), is made by SUN HYDRAULICS CORPORATION, a Florida corporation (the "Borrower"), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)), each of the Lenders (as defined in the Credit Agreement), and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 22, 2016, as amended by that certain First Amendment, Consent and Joinder to the Credit Agreement dated as of April 1, 2018 (as further amended, restated modified or supplemented, the "Credit Agreement"; except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement);

WHEREAS, the Borrower has requested that, as of the Second Amendment Effective Date, the Lenders amend certain terms of the Credit Agreement as set forth herein; and the Lenders are willing to do so upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.Amendments to Credit Agreement.

(a)The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in alphabetical order:

"Permitted Foreign Subsidiary Investments shall mean Investments by any Loan Party in any foreign Subsidiary of such Loan Party that is not a Loan Party; for the purpose of repatriating earnings provided that:

(i)in connection with such Investment in such foreign Subsidiary, such Loan Party receives (simultaneously with or prior to the making of such Investment) cash dividends or loan proceeds from a parent company of such foreign Subsidiary in an amount equal to or greater than the amount of such Investment less up to $100,000 (provided that such lesser amount is retained solely by such parent of such foreign Subsidiary);

(ii)except as otherwise provided in clause (iii) below, any part of such Investment in the form of intercompany loans shall be documented by an intercompany note in the form attached to the Second Amendment as Exhibit A, or otherwise on terms and conditions satisfactory to the Administrative Agent;

(iii)the outstanding amount of any part of such Investment not evidenced by an intercompany loan satisfying item (ii) above shall not be in excess of $25,000,000 when aggregated with the outstanding amount of any other Permitted Foreign Subsidiary Investments of the nature permitted by this item (iii); and

(iv)the Loan Parties shall deliver to the Administrative Agent evidence of such Permitted Foreign Subsidiary Investment in form and substance satisfactory to the Administrative Agent within fifteen (15) Business Days after consummation thereof.

"Permitted Intercompany Investments shall mean Investments by any Subsidiary that is not a Loan Party in any Loan Party or any other Subsidiary."

"Second Amendment  shall mean that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors party thereto and the Administrative Agent."

"Second Amendment Effective Date shall mean May 20, 2019."

(b)Section 8.2.1 [Indebtedness] of the Credit Agreement is hereby amended by (A) deleting "and" from clause (viii); (B) replacing "purposes." at the end of clause (ix) with "purposes; and"; and (C) inserting the following clause (x) immediately following clause (ix):

"(x)

(A) Indebtedness of a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party provided that the Subsidiary debtor of such Indebtedness is not a debtor to a Loan Party pursuant to a Permitted Foreign Subsidiary Investment transaction and (B) Indebtedness of a foreign Subsidiary incurred in connection with a Permitted Foreign Subsidiary Investment and due to a Loan Party;"

(c)Section 8.2.4 [Loans and Investments] of the Credit Agreement is hereby amended and restated in its entirety as follows:

"8.2.4

Loans and Investments.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)	trade credit extended on usual and customary terms in the ordinary course of business;
(ii)	advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)	Permitted Investments;
(iv)

Permitted Acquisitions in compliance with Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] and investments permitted pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures];

(v)	loans, advances and investments in other Loan Parties;
(vi)	Permitted Foreign Subsidiary Investments; and
(vii)	Permitted Intercompany Investments."

2.General.

(a)Conditions Precedent. The Loan Parties, the Administrative Agent and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:

(i)Amendment.  The Loan Parties, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent.

(ii)USA Patriot Act Diligence.  Administrative Agent and each Lender shall have received, in form and substance acceptable to Administrative Agent and each Lender such documentation and other information requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

(iii)Fees.  The Borrower shall have paid to the Administrative Agent any costs and expenses of the Administrative Agent, including without limitation, reasonable fees of the Administrative Agent's counsel in connection with this Amendment.

(iv)Miscellaneous.  The Administrative Agent shall have received such other documents, agreements, instruments, deliverables and items reasonably deemed necessary by the Administrative Agent.

(b)Representations, Warranties and Covenants.  The Borrower and each Guarantor covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(i)the Borrower's and Guarantors' obligations under the Credit Agreement are and shall remain secured by the Collateral, pursuant to the terms of the Credit Agreement and the other Loan Documents;

(ii)the Borrower and each of the Guarantors possesses all of the powers requisite for it to enter into and carry out the transactions of the Borrower and such Guarantor referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents to which it is a party and any other documents contemplated herein that are to be performed by the Borrower or such Guarantor; any and all actions required or necessary pursuant to the Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment; the officers of the Borrower and each Guarantor executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Loan Party and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or such Guarantor is a party or by which the Borrower or such Guarantor or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and such Guarantor and are full force and effect;

(iii)the Loan Parties and their Subsidiaries possesses all of the powers requisite for it to enter into and carry out the Permitted Foreign Subsidiary Investment consummated as of the date hereof and to execute, enter into and perform the terms and conditions of each to which it is a party evidencing the Permitted Foreign Subsidiary Investment consummated as of the date hereof; any and all actions required or necessary pursuant to the such Loan Party's or Subsidiary's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Loan Parties and their Subsidiaries of the terms and conditions of the Permitted Foreign Subsidiary Investment consummated as of the date hereof; and the consummation of the Permitted Foreign Subsidiary Investment as of the date hereof will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the such Loan Party or such Subsidiary is a party or by which such Loan Party or such Subsidiary or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Loan Party and such Subsidiary of the terms and conditions of the Permitted Foreign Subsidiary Investment consummated as of the date hereof have been obtained and are full force and effect;

(iv)this Amendment, the Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(v)the Loan Parties have received all material consents, regulatory approvals and licenses (including all applicable state and local regulatory bodies) required to effectuate the transactions to be effective as of the Second Amendment Effective Date;

(vi)consummation of the transactions to be effective as of the Second Amendment Effective Date will not result in a violation of any applicable legal or regulatory prohibitions or restrictions;

(vii)all representations and warranties made by the Borrower and each Guarantor in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Change, in all respects), except for representations and warranties which (i) specifically refer to an earlier date which shall have been true and correct in all material respects as of such earlier date referred to therein, and (ii) are qualified by materiality which will be true and correct in all respects and the Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the other Loan Documents;

(viii)this Amendment is not a substitution, novation, discharge or release of the Borrower's or any Guarantor's obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect;

(ix)no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents; there exist no defenses, offsets, counterclaims or other claims with respect to the Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the other Loan Documents;

(x)no Material Adverse Change has occurred since December 29, 2018; and

(xi)the Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the other Loan Documents applicable to it, each as modified hereby.

(c)Incorporation into the Credit Agreement and other Loan Documents.  This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  The term "Loan Documents" as defined in the Credit Agreement shall include this Amendment.

(d)Severability.  If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

(e)Successors and Assigns.  This Amendment shall apply to and be binding upon the Borrower and each Guarantor in all respects and shall inure to the benefit of each of the Administrative Agent and the Lenders and their respective successors and assigns, provided that neither the Borrower nor any Guarantor may assign, transfer or delegate its duties and obligations hereunder.  Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders.

(f)Reimbursement of Expenses.  The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

(g)Counterparts.  This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

(h)Entire Agreement.  This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

(i)Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(j)No Novation.  This Amendment amends the Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Borrower and/or the Guarantors under the Credit Agreement or any other Loan Document.

(k)Construction.  The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

(l)Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of Florida and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to its conflict of laws principles.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

SUN HYDRAULICS CORPORATION,
a Florida corporation

By: ________________________________
Name:Tricia Fulton
Title:Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

GUARANTORS:

ENOVATION CONTROLS, LLC,
an Oklahoma limited liability company

By:	Sun Hydraulics Corporation, its managing member

By: ________________________________
Name:Tricia Fulton
Title:Chief Financial Officer

SUN HYDRAULICS, LLC,
a Florida limited liability company

By:	Sun Hydraulics Corporation, its sole manager

By: _______________________________
Name:Tricia Fulton
Title:Chief Financial Officer

FASTER, INC.,
an Ohio corporation

By:
Name:Tricia Fulton
Title:Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: ________________________________
Name:John M. Astrab IV
Title:Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

[LENDER]

By:
Name:
Title: